EX-16

LETTER FROM GROSS KREGER, & PASSIO, LLC, CERTIFIED PUBLIC ACCOUNTANTS










                           GROSS KREGER, & PASSIO, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS
                                PHILADELPHIA, PA




                                                        April 14, 2003

Securities and Exchange Commission
Washington, DC  20549

Re:   First Chesapeake Financial Corporation
File  No. 0-21912

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of First Chesapeake Financial Corporation dated April 14, 2003 and agree with the statements relating only to Gross Kreger, & Passio, LLC, Certified Public Accountants, contained therein.

                                     /s/ GROSS KREGER, & PASSIO, LLC
                                     --------------------------------
                                        GROSS KREGER, & PASSIO, LLC
                                        CERTIFIED PUBLIC ACCOUNTANTS